UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2021

Date of Report (Date of earliest event reported)

Roth CH Acquisition III Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40147	85-3584928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: (949) 720-5700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCR	The Nasdaq Stock Market LLC
Warrants	ROCRW	The Nasdaq Stock Market LLC
Units	ROCRU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 16, 2021, (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR” or “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with the Buyer and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek” or the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), entered into a Business Combination Agreement (the “Business Combination Agreement”). The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the business combination described below and the other transactions contemplated by the Business Combination Agreement, are summarized below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of ROCR, (ii) immediately thereafter, the Blocker will be merged with and into ROCR, with ROCR as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company (such mergers and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Business Combination Agreement

The Business Combination Agreement provides for among other things, the following:

•	immediately following the Closing, on the Closing Date, ROCR will change its name to “QualTek Services Inc.”;

•	Blocker Merger Sub will merge with and into the Blocker (the “Blocker Merger”), with the Blocker as the surviving company (the “Surviving Blocker”), resulting in the equity interests of the Blocker being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement, and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to a portion of the merger consideration under the Business Combination Agreement at the Closing, and thereafter, the Surviving Blocker will merge with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the Surviving Blocker and ROCR directly owning all of the units of QualTek (“QualTek Units”) previously held by the Blocker in QualTek;

•	immediately following the Buyer Merger, Company Merger Sub will merge with and into QualTek, with QualTek as the surviving company (the “Surviving Company,” and the merger, the “Company Merger” and collectively with the Blocker Merger and the Buyer Merger, the “Mergers”), resulting in (i) QualTek becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker prior to the Blocker Merger and ROCR following the Blocker Merger) being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement and the holders of QualTek Units being entitled to a portion of the merger consideration under the Business Combination Agreement at the Closing, (iii) the QualTek Units held by ROCR being converted into the right to receive a number of Common Units (as defined herein) equal to the number of shares of Buyer Class A Common Stock issued and outstanding, less the number of Common Units received in connection with the contribution described immediately below;

•	ROCR will contribute, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the Company Merger, an amount of cash available after payment of the merger consideration under the Business Combination Agreement, which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement; and

•	the limited liability company agreement of QualTek will be amended and restated to, among other things, reflect the Company Merger and admit ROCR as the managing member of QualTek.

•	Following the completion of the Business Combination, as described above, our organizational structure will be what is commonly referred to as an umbrella partnership corporation (or Up-C) structure. This organizational structure will allow the equityholders of QualTek (other than the Blocker) (the “Flow-Through Sellers”) to retain their equity ownership in QualTek, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of common units of QualTek issued pursuant to the Business Combination (“Common Units”). Each Flow-Through Seller will also hold a number of shares of Buyer Class B Voting Stock equal to the number of Common Units held by such Flow-Through Seller, which will have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the shareholders of ROCR. The Blocker Owners will, by contrast, hold their equity ownership in ROCR, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment.

The Third Amended and Restated Limited Liability Company Agreement of QualTek will provide holders of Common Units the right to exchange Common Units, together with the cancellation of an equal number of shares of Buyer Class B Voting Stock, for an equal number of shares of Buyer Class A Common Stock, subject to certain restrictions set forth therein.

Consideration

Subject to the terms and conditions of the Business Combination Agreement, as a result of the Mergers, the consideration payable or issuable to the Blocker Owners and the Flow-Through Sellers is set forth below.

Blocker Owner Consideration

The consideration to be received by each Blocker Owner at the Closing pursuant to the Business Combination will consist of:

•	(i) the number of shares of Buyer Class A Common Stock equal to the merger consideration, multiplied by (ii) such Blocker Owner’s pro rata percentage, which is the percentage of the aggregate consideration that such Blocker Owner is entitled to receive pursuant to the Business Combination Agreement, divided by (iii) $10.00; and

•	the number of Blocker Owner Earnout Shares (as defined herein) equal to (i) 6,111,111, multiplied by (ii) such Blocker Owner’s pro rata percentage.

Flow-Through Seller Consideration

The consideration to be received by each Flow-Through Seller at the Closing pursuant to the Business Combination will consist of:

•	(i) the number of Common Units equal to the merger consideration, multiplied by (ii) such Flow-Through Seller’s pro rata percentage, which is the percentage of the aggregate consideration that such Flow-Through Seller is entitled to receive pursuant to the Business Combination Agreement, divided by (iii) $10.00;

•	the number of shares of Buyer Class B Voting Stock equal to the number of Common Units determined pursuant to the immediately above calculation;

•	the number of Earnout Common Units (as defined herein) equal to (i) 6,111,111, multiplied by (ii) such Flow-Through Seller’s pro rata percentage; and

•	the number of Earnout Voting Shares equal to the number of Earnout Common Units determined pursuant to the immediately above calculation.

No fractional shares will be issued pursuant to the Business Combination Agreement. In lieu of any fractional shares that would otherwise be issuable to any Blocker Owner or Flow-Through Seller, ROCR will pay to such Blocker Owner or Flow-Through Seller, as applicable, cash (rounded up to the nearest cent) in an amount equal to such fraction multiplied by $10.00.

The Earnout Shares and Earnout Common Units

In connection with the Closing, (i) 3,333,333.33 shares of Buyer Class A Common Stock issued to the Blocker Owners (the “Blocker Owner Earnout Shares”), (ii) 2,777,777.78 Common Units issued to the Flow-Through Sellers (the “Earnout Common Units”) and (iii) an equal number of shares of Buyer Class B Voting Stock issued to the Flow-Through Sellers by ROCR in connection with the Business Combination (the “Earnout Voting Shares”, and together with the Blocker Owner Earnout Shares, the “Earnout Shares”), will be subject to certain restriction on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement:

•	if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Buyer Class A Common Stock equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting; and

•	if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Buyer Class A Common Stock equals or exceeds $18.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting.

Post-Closing Board of Directors and Executive Officers

Immediately following the Closing, ROCR’s board of directors will consist of Scott Hisey, Matthew Allard, Andrew Weinberg, and Sam Chawla, and Scott Hisey will serve as an executive officer, with additional directors and officers to be determined prior to the Closing.

Closing

The Closing will occur following the satisfaction or waiver of all of the closing conditions. It is expected that the Closing will occur in the third quarter of 2021.

Proxy Statement and Stockholder Meeting

As promptly as reasonably practicable, but in no event more than ten business days after ROCR’s receipt of required financial statements, ROCR will, in consultation with QualTek, prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy”) for the purpose of soliciting proxies from the stockholders of ROCR to, among other things, vote in favor of the Business Combination Agreement and the other proposals set forth below (the “ROCR stockholder approval”) at a special meeting of the stockholders of ROCR (the “Special Meeting”).

ROCR will include provisions in the Proxy with respect to the Business Combination (collectively, the “Proposed Transactions”), which will include: (i) approval of the Business Combination and the adoption and approval of the Business Combination Agreement (the “Business Combination Proposal”), (ii) approval and adoption of ROCR’s second amended and restated certificate of incorporation (such certificate, the “Proposed Certificate of Incorporation”, and such proposal, the “Charter Amendment Proposal”), (iii) approval and adoption of separate governance proposals relating to material differences between ROCR’s amended and restated certificate of incorporation and the Proposed Certificate of Incorporation (the “Governance Proposal”); (iv) approval and adoption of the proposed amended and restated bylaws of ROCR (the “Bylaws Amendment Proposal”); (v) approval of (a) to the extent required by the Nasdaq listing rules, the issuance of the shares of Buyer Class A Common Stock in connection with the terms of the Business Combination Agreement and the sale and issuance of the Buyer Class A Common Stock in the PIPE Investment and any Buyer Class A Common Stock to be issued upon the automatic conversion of the Pre-PIPE Notes and (b) the sale and issuance of the Buyer Class A Common Stock in the Pre-PIPE Investment (as defined below) and the PIPE Investment to an entity affiliated with certain executive officers, to the extent such issuance of securities would be deemed a form of “executive compensation” to these executive officers, as required by Nasdaq Listing Rule 5635(c) (together, the foregoing (a) and (b), the “Nasdaq Proposal”); (vi) approval of the election of each of the directors nominated to comprise the board of directors of ROCR, effective as of the consummation of the Business Combination (the “Directors Proposal”), (vii) approval and adoption of the EIP (the “EIP Proposal”), and (viii) approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, Governance Proposal, the Bylaws Amendment Proposal, the Nasdaq Proposal, the Directors Proposal, or the EIP Proposal (the “Adjournment Proposal” and, collectively with all such proposals, the “Proposals”).

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) organization, qualification and standing, (b) authority and enforceability, (c) non-contravention, (d) capitalization, (e) financial statements, (f) absence of certain developments, (g) real property, (h) compliance with laws and permits, (i) title to properties, (j) taxes, (k) intellectual property, (l) employee matters, (m) litigation, (n) material contracts, (o) affiliate transactions, (p) environmental matters and (q) insurance.

Each party agreed in the Business Combination Agreement to use its reasonable best efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, including the conduct of their respective businesses, provision of information, notification of certain matters, obtaining governmental consents (including making any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), filing a registration statement and proxy statement soliciting the approval of ROCR stockholders for the Business Combination and related transactions, terminating affiliate contracts, maintaining books and records, as well as certain customary covenants, that will continue after the termination of the Business Combination Agreement. ROCR also agreed to use its reasonable best efforts to cause the Buyer Class A Common Stock to be approved for listing on Nasdaq as of the Closing. Further, the Business Combination Agreement includes a covenant for each of QualTek and the Blocker, for the time period between signing the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, to primarily use the Pre-Pipe Proceeds for general working capital of QualTek or to fund acquisitions, and to meaningfully consult with, and keep the Buyer informed regarding, any such acquisition.

Management Equity Incentive Plan and Employee Stock Purchase Plan

Prior to the Closing, ROCR will adopt the EIP subject to the receipt of the ROCR stockholder approval.

Exclusivity Restrictions

During the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each of QualTek, the Blocker and their respective Affiliates, and ROCR and its Affiliates have agreed not to, among other things, encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any Competing Buyer concerning any Competing Transaction (as defined in the Business Combination Agreement) or approve, recommend or enter into any Competing Transaction.

ROCR Change in Recommendation

ROCR is required to include in the proxy statement the recommendation of ROCR’s board of directors to ROCR’s stockholders that they approve the Buyer Shareholder Voting Matters (the “ROCR board recommendation”). ROCR is not permitted to change the ROCR board recommendation unless the Business Combination Agreement has been duly terminated (such change, a “ROCR change in recommendation”).

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of each party to the Business Combination Agreement to effect the Business Combination and the other transactions contemplated by the Business Combination Agreement are subject to the satisfaction or written waiver, at or prior to the Closing of the following conditions:

•	the waiting period (or any extension thereof) applicable to the consummation of the transactions contemplated by the Business Combination Agreement shall have expired or been terminated;

•	there shall not be any applicable law in effect that makes the consummation of the transactions contemplated by the Business Combination Agreement illegal or any order in effect preventing the consummation of the transactions contemplated thereby;

•	the approval of each of the Business Combination Proposal, the Proposed Certificate of Incorporation and the Nasdaq Proposal by ROCR shareholders, and the approval of the Business Combination Proposal by the equity holders of each of QualTek and Blocker;

•	after the consummation of the Business Combination, ROCR shall have net tangible assets of at least $5,000,001; and

•	the Proposed Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and ROCR shall have adopted the A&R Buyer Bylaws;

Conditions to ROCR and the Merger Subs’ Obligations

The obligations of ROCR and each Merger Sub to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement are subject to the satisfaction or written waiver by ROCR, at or prior to the Closing of the following conditions, among others:

•	the representations and warranties of the Group Companies and the Blocker set forth in the Business Combination Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though then made (or if such representation and warranty relates to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, where failure of the representations or warranties to be true and correct, when taken as a whole, would not have a Material Adverse Effect (other than with respect to certain fundamental representations, which must be true and correct in all material respects);

•	the covenants and agreements of the Company, the Equityholder Representative and the Blocker to be performed or complied with on or before Closing shall have been performed in all material respects;

•	no Material Adverse Effect shall have occurred since the Effective Date; and

•	the Company and the Blocker shall have delivered to ROCR a duly executed officer’s certificate from an authorized person of the Company and the Blocker, in each case, certifying satisfaction of certain conditions set forth in the Business Combination Agreement.

Conditions to the Company’s and the Blocker’s Obligations

The obligations of the Company and the Blocker to consummate the Business Combination and the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or written waiver by the Company, at or prior to the Closing of the following conditions, among others:

•	representations and warranties of ROCR set forth in the Business Combination Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, where failure of the representations or warranties to be true and correct would not have a material adverse effect on ROCR’s ability to consummate the Business Combination (other than with respect to certain fundamental representations, which must be true and correct in all respects);

•	the covenants and agreements of the Buyer Parties to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects;

•	Minimum Cash Amount equals $110 million; and

•	ROCR shall have delivered to the Company a duly executed officer's certificate from an authorized person of ROCR certifying satisfaction of certain conditions set forth in the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated and the transactions contemplated therein abandoned under certain customary and limited circumstances, including:

•	by the mutual consent of the Company and ROCR.

•	by either the Company or ROCR, by written notice to the other party, provided that the terminating party is not in material breach of the Business Combination Agreement, if (i) any governmental entity has enacted any final and non-appealable law which makes the consummation of the contemplated transactions illegal or any final, non-appealable order is in effect permanently preventing the consummation of the contemplated transactions, or (ii) the consummation of the transactions contemplated by the Business Combination Agreement shall not have occurred on or before the Outside Date;

•	by the Company, if ROCR or any Merger Sub breaches in any material respect any of its representations or warranties or breaches or fails to perform in any material respect any of its covenants such that certain conditions to the obligations of the Company and the Blocker to consummate the Closing, are not capable of being satisfied and the breach (or breaches) is (or are) not cured or cannot be cured by the earlier of (i) the Outside Date and (ii) thirty (30) business days after written notice thereof and the Company has not waived such breach or failure in writing; provided that this right to terminate will not be available if the Company, the Blocker or the Equityholder Representative is in material breach of the Business Combination Agreement; and

•	by ROCR if (i) the required written consent of the Blocker or the Company or any Company Voting and Support Agreement or any Blocker Voting and Support Agreement has not been obtained and delivered to ROCR within one (1) day after the execution of the Business Combination Agreement or (ii) if the Company or the Blocker breaches in any material respect any of its representations or warranties or breaches or fails to perform in any material respect any of its covenants such that certain conditions to the obligations of ROCR or any Merger Sub to consummate the Closing, are not capable of being satisfied and the breach (or breaches) is (or are) not cured or cannot be cured by the earlier of (a) the Outside Date and (b) thirty (30) business days after written notice thereof and ROCR has not waived such breach or failure in writing; provided that this right to terminate will not be available if the Company, the Blocker or the Equityholder Representative is in material breach of the Business Combination Agreement.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about ROCR, QualTek, the Buyer Parties, the Group Companies, the Blocker or the other parties thereto. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about ROCR, the Blocker, QualTek, the Buyer Parties, the Group Companies, or the other parties thereto.

Other Agreements Relating to the Business Combination

Tax Receivable Agreement

At the Closing of the Business Combination, ROCR (and subsequent to the Business Combination, the Surviving Company), QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement.

Pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:

•	existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

•	tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated Company LLCA;

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•	certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction.

A form of the Tax Receivable Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference to the full text of the Tax Receivable Agreement filed with this Current Report on Form 8-K. The Tax Receivable Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about ROCR, QualTek, the or the other parties thereto.

Buyer Voting and Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain holders of the Buyer Common Stock entered into the Buyer Voting and Support Agreement with QualTek and Blocker, pursuant to which such holders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions, and not to redeem or transfer their Buyer Common Stock.

A copy of the Buyer Voting and Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Buyer Voting and Support Agreement is qualified in its entirety by reference to the full text of the Buyer Voting and Support Agreement filed with this Current Report on Form 8-K.

Company/Blocker Voting and Support Agreements

Contemporaneously with the execution of the Business Combination Agreement, certain Company and Blocker unitholders entered into the Voting and Support Agreements with ROCR, pursuant to which such unitholders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions.

A form of the Company/ Blocker Voting and Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Voting and Support Agreement is qualified in its entirety by reference to the full text of the Company Voting and Support Agreement filed with this Current Report on Form 8-K.

Investor Rights Agreement

At the Closing, ROCR (and subsequent to the Business Combination, the Surviving Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Surviving Company.

A form of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the Investor Rights Agreement filed with this Current Report on Form 8-K.

Third Amended and Restated Company LLCA

At Closing, the Second Amended and Restated Limited Liability Company Agreement of QualTek, dated as of October 4, 2019 will be amended and restated (the “Third Amended and Restated Company LLCA”) to, among other things reflect: (a) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as such term is defined in the Business Combination Agreement), including the conversion of units pursuant to Section 3.1(c)(ii) thereof and the admission of the Surviving Company as a Member, (b) the Surviving Company’s designation as the sole Managing Member of the Company, and (c) the rights and obligations of the Members and other terms and provisions, as set forth in Third Amended and Restated Company LLCA.

A form of the Third Amended and Restated Company LLCA is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Third Amended and Restated Company LLCA is qualified in its entirety by reference to the full text of the Third Amended and Restated Company LLCA filed with this Current Report on Form 8-K.

Founder Shares Forfeiture and Lock-Up Agreement

Contemporaneously with the execution of the Business Combination Agreement, ROCR entered into a Founder Shares Forfeiture and Lock-Up Agreement with QualTek and each of the holders of shares of Buyer Common Stock issued prior to the initial public offering (the “Founder Shares Agreement”), pursuant to which such holders agreed to (i) forfeit up to an aggregate amount of 575,000 shares of their Buyer Common Stock for no consideration, on a pro rata basis, based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing, and (ii) lock up an aggregate amount of up to 575,000 shares of Buyer Common Stock for no consideration, on a pro rata basis, similarly based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing (the “lock-up shares”). The lock-up shares will be released on the date on which the closing price of the Buyer Class A Common Stock on Nasdaq equals or exceeds $12.50  per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading  days within any consecutive 30-trading day period commencing after the Closing Date (the “lock-up release”). If the requirements for the lock-up release are not satisfied within five (5) years following the Closing Date, the holders have agreed to forfeit the lock-up shares for no consideration.

A copy of the Founder Shares Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference. The foregoing description of the Founder Shares Agreement is qualified in its entirety by reference to the full text of the Founder Shares Agreement filed with this Current Report on Form 8-K.

Pre-PIPE Convertible Notes Offering, PIPE Subscription Agreements and PIPE Registration Rights Agreement

Pre-PIPE Convertible Notes Offering and Pre-PIPE Registration Rights Agreement

In connection with the proposed Merger, accredited investors (each a “Pre-PIPE Investor”) have purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre-PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of previously identified accretive business targets.

Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre-PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.

Pursuant to the current terms of the Pre-PIPE Notes, upon consummation of the Business Combination, the Pre-PIPE Notes will automatically convert into ROCR Class A Common Stock at $8.00 per share, subject to certain adjustments. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Buyer Class B Voting Stock) in lieu of converting into ROCR Class A Common Stock. The number of Common Units and Buyer Class B Voting Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $8.00, subject to certain adjustments.

ROCR also entered into a registration rights agreement with the Pre-PIPE Investors (the “Pre-PIPE Registration Rights Agreement”). Pursuant to the Pre-PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) a registration statement registering the resale of the shares of ROCR Class A Common Stock to be received upon automatic conversion of the Pre-PIPE Notes (the “Pre-PIPE Resale Registration Statement”) with the SEC no later than the 10th business day following the date ROCR first files the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the Pre-PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)).

Copies of the forms of the Note Purchase Agreement and Pre-PIPE Registration Rights Agreement are filed with this Current Report on Form 8-K as Exhibits 10.7 and 10.8, respectively, and are incorporated herein by reference. The foregoing descriptions of the Note Purchase Agreement and Pre-PIPE Registration Rights Agreement are qualified in their entirety by reference to the full text of the forms of the Note Purchase Agreement and Pre-PIPE Registration Rights Agreement, respectively, filed with this Current Report on Form 8-K.

PIPE Subscription Agreements and PIPE Registration Rights Agreement

In connection with the proposed Business Combination, ROCR has obtained commitments from certain accredited investors (each a “Subscriber”) to purchase shares of ROCR Class A Common Stock which will be issued in connection with the Closing (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth Capital Partners, LLC and Craig-Hallum, aggregating $5,150,000. Such commitments are being made by way of the subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.

The PIPE Shares are identical to the shares of ROCR Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, other than that the PIPE Shares will not be entitled to any redemption rights and will not be registered with the SEC.

The closing of the sale of the PIPE Shares (the “PIPE Closing”) will be contingent upon the substantially concurrent consummation of the Business Combination. The PIPE Closing will occur on the date of, and immediately prior to, the consummation of the Business Combination. The PIPE Closing will be subject to customary conditions, including:

•	ROCR shall have filed with Nasdaq an application for the listing of the PIPE Shares and Nasdaq shall have raised no objection with respect thereto;

•	all representations and warranties of ROCR and the Subscriber contained in the relevant Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Subscription Agreements), which representations and warranties shall be true in all respects) at, and as of, the PIPE Closing (except that representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date); and

•	all conditions precedent to the Closing of the Business Combination, including the approval by ROCR’s stockholders, shall have been satisfied or waived.

Each Subscription Agreement will terminate upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to the Subscription Agreement and QualTek, (iii) if the conditions to the PIPE Closing are not capable of being satisfied or waived on or prior to February 16, 2022 and, as a result thereof, the transactions contemplated by each Subscription Agreement will not be or are not consummated at the PIPE Closing or (iv) if the PIPE Closing doesn’t occur by February 16, 2022.

ROCR also entered into a registration rights agreement with the PIPE Investors (the “PIPE Registration Rights Agreement”). Pursuant to the PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) a registration statement registering the resale of the shares of ROCR Class A Common Stock to be purchased in the private placement PIPE Investment (the “PIPE Resale Registration Statement”) with the SEC no later than the 10th business day following the date ROCR first files the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement).

Copies of the forms of Subscription Agreement and the PIPE Registration Rights Agreement are filed with this Current Report on Form 8-K as Exhibits 10.9 and 10.10, respectively, and are incorporated herein by reference. The foregoing descriptions of the Subscription Agreements and the PIPE Registration Rights Agreement are qualified in their entirety by reference to the full text of the forms of Subscription Agreement and the PIPE Registration Rights Agreement, respectively, filed with this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Other Agreements Relating to the Business Combination— Pre-PIPE Convertible Notes Offering, PIPE Subscription Agreements and PIPE Registration Rights Agreement” is incorporated by reference herein. The ROCR Class A Common Stock issuable upon automatic conversion of the Pre-PIPE Notes and the PIPE Shares that may be issued in connection with the Subscription Agreements have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

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Additional Information

In connection with the proposed Business Combination, ROCR will file a proxy statement with the SEC (as amended or supplemented from time to time, the “proxy statement”) to be distributed to holders of ROCR’s common stock in connection with ROCR’s solicitation of proxies for the vote by ROCR’s stockholders with respect to the proposed Business Combination and other matters as described in the proxy statement. ROCR urges investors, stockholders and other interested persons to read, when available, the proxy statement as well as other documents filed with the SEC because these documents will contain important information about ROCR, QualTek and the proposed Business Combination. A definitive proxy statement will be mailed to stockholders of ROCR as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge by directing a request to: Roth CH Acquisition III Co., 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

ROCR, QualTek, their affiliates and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Proposals under the rules of the SEC. Information about the directors and executive officers of ROCR and their ownership is set forth in ROCR’s filings with the SEC, including its prospectus relating to its initial public offering, which was filed with the SEC on March 4, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of ROCR in connection with the Proposals will be set forth in the proxy statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ROCR or QualTek, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K and the attachments hereto contain forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the parties’ ability to close the Proposed Transactions, the anticipated benefits of the Proposed Transactions, and the financial condition, results of operations, earnings outlook and prospects of ROCR and/or QualTek, and may include statements for the period following the consummation of the Proposed Transactions. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

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The forward-looking statements are based on the current expectations of the management of ROCR and QualTek, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by ROCR and the following:

•	expectations regarding QualTek’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and QualTek’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against ROCR or QualTek following announcement of the Business Combination Agreement and the transactions contemplated therein;

•	the inability to complete the proposed Business Combination due to, among other things, the failure to obtain ROCR stockholder approval or ROCR’s inability to obtain the financing necessary to consummate the Business Combination;

•	the risk that the announcement and consummation of the proposed Business Combination disrupts QualTek’s current operations and future plans;

•	the ability to recognize the anticipated benefits of the proposed Business Combination;

•	unexpected costs related to the proposed Business Combination;

•	the amount of any redemptions by existing holders of ROCR’s common stock being greater than expected;

•	limited liquidity and trading of ROCR’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that ROCR and/or QualTek may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk;

•	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and

•	the risks that the consummation of the proposed Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ROCR and QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

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All subsequent written and oral forward-looking statements concerning the proposed Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to ROCR, QualTek or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, ROCR and QualTek undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of June 16, 2021, by and among ROTH CH Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP QualTek Investors LLC, Roth CH III Merger Sub, LLC, BCP QualTek HoldCo, LLC and BCP QualTek LLC.
10.1	Form of Tax Receivable Agreement, by and among QualTek Services Inc., QualTek HoldCo, LLC, the TRA Holder Representative (as defined therein), and each of the Purchase TRA Holders, the Exchange TRA Holders and the Blocker TRA Holders (each as defined therein).
10.2	Buyer Voting and Support Agreement, by and among by BCP QualTek HoldCo, LLC, a Delaware limited liability company, BCP QualTek Investors, LLC, a Delaware limited liability company and the stockholders on the signature pages thereto.
10.3	Form of Company/ Blocker Voting and Support Agreement., by and among ROTH CH Acquisition III Co. and the Unitholders on the signature pages thereto.
10.4	Form of Investor Rights Agreement, by and among (i) Roth CH Acquisition III Co.; (ii) each of the parties listed on Schedule 1 attached thereto; (iii) the Equityholder Representative; (iv) the Sponsors; the Sponsor Representative; and (v) the Persons listed as Other Holders on the signature pages thereto and other Persons who execute a joinder as an “Other Holder”.
10.5	Form of Third Amended and Restated Limited Liability Company Agreement of QualTek HoldCo, LLC.
10.6	Founder Shares Forfeiture and Lock-Up Agreement, dated June 16, 2021 by and between Roth CH Acquisition III Co., BCP QualTek HoldCo, LLC and the stockholders listed on the signature pages thereto.

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10.7	Form of Note Purchase Agreement, by and among BCP QualTek HoldCo, Roth CH Acquisition III Co. and the Pre-PIPE Investors.
10.8	Form of Registration Rights Agreement, by and between ROTH CH Acquisition III Co. and the Pre-PIPE Investors.
10.9	Form of Subscription Agreement, by and between ROTH CH Acquisition III Co. and the PIPE Investors.
10.10	Form of Registration Rights Agreement, by and between ROTH CH Acquisition III Co. and the PIPE Investors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2021

ROTH CH ACQUISITION III CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Co-Chief Executive Officer

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